UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported): June 2, 1997


                         Louisiana Casino Cruises, Inc.
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             (Exact name of registrant as specified in its charter)

Louisiana                       33-73534                    72-1196619
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(State or other                (Commission                  (IRS Employer
jurisdiction of                File Number)                 Identification No.)
incorporation)



               1717 River Road North, Baton Rouge, Louisiana 70802
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               (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:     (504) 381-7777
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                                      N/A
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          (Former name or former address, if changed since last report)

Item 5.  Other Events.

     Louisiana Casino Cruises, Inc., a Louisiana corporation (the "Company"), announced on June 2, 1997 that three individual shareholders of the Company (Tom Meehan, Jerry Bayles, and Dan Meadows) (the "Individual Shareholders") and CSMC Management Services, Inc. ("CSMC"), a wholly-owned subsidiary of CHC International, Inc. ("CHC"), have mutually terminated their previously announced stock purchase agreement. The agreement had provided for the purchase by CSMC of the interests of the Individual Shareholders, consisting of 40% of the Company's common stock and all of its preferred stock. CSMC owns 59.8% of the Company's common stock.

     As part of its proposed financing of the stock purchase agreement, CHC had intended to seek additional financing in an amount sufficient to permit the redemption of the Company's outstanding First Mortgage Notes due 1998. After the termination of the stock purchase agreement, the Company and CHC will continue to evaluate whether to redeem the Notes, in whole or in part, although no assurance can be given that any Notes will be redeemed. A copy of the Company's press release dated June 2, 1997 is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements and Other Exhibits.

     Exhibit No.         Description
     -----------         -----------
     Exhibit 99          Louisiana Casino Cruises, Inc. Press
                         Release dated June 2, 1997

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 LOUISIANA CASINO CRUISES, INC.


Dated: June 19, 1997                               By:/s/ W. Peter Temling
                                                      --------------------
                                                      W. Peter Temling, Acting
                                                      Chief Financial Officer